Exhibit 23

                 INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-44849 on Form S-8 of our report dated August 20, 2002 (Except for the adjustments referred to in Note 1 relating to the adoption of Financial Accounting Standards Board Statement No. 145 for which the date is September 25,
2003) appearing in the Annual Report on Form 10-K of Movie Star, Inc. for the year ended June 30, 2003.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

New York, New York
September 25, 2003




We consent to the incorporation by reference in Registration Statement No. 333-44849 on Form S-8 of our report dated August 11, 2003 appearing in the Annual Report on Form 10-K of Movie Star, Inc. for the year ended June 30, 2003.

/s/ MAHONEY COHEN & COMPANY, CPA, P.C.

MAHONEY COHEN & COMPANY, CPA, P.C.

New York, New York
September 25, 2003